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                               EXHIBIT (8)(a)(3)

                  AMENDMENT NO. 28 TO PARTICIPATION AGREEMENT

                             (AEGON/TRANSAMERICA)

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                              AMENDMENT NO. 28 TO
                         PARTICIPATION AGREEMENT AMONG
                     AEGON/TRANSAMERICA SERIES FUND, INC.,
                     TRANSAMERICA LIFE INSURANCE COMPANY,
                TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,
                    PEOPLES BENEFIT LIFE INSURANCE COMPANY,
              TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

   Amendment No. 28 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), Transamerica Financial Life Insurance Company ("TFLIC"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC"), and Transamerica Life Insurance and Annuity Company ("TALIAC") dated July 1, 1992, as amended ("Participation Agreement").

   WHEREAS, Transamerica and TFLIC, has registered or will register certain variable annuity contracts (the "Policies") under the Securities Act of 1933; and

   WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA R, the Separate Account VA S and the Separate Account Q; and TFLIC has, by resolution of its Board of Directors, duly organized and established the Separate Account QNY (the "Accounts"), as segregated asset accounts to receive, set aside and invest assets attributable to net premiums and payments received under the Policies and such Policies will be partly funded by the Fund; and

   WHEREAS, Transamerica and TFLIC has registered or will register the Accounts as unit investment trusts under the Investment Company Act of 1940, as amended; and

   WHEREAS, to the extent permitted by applicable insurance law and regulations, Transamerica and TFLIC intend to purchase shares in one or more of the portfolios of the Fund to fund its contracts on behalf of the Accounts, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 28, and as Schedule A may be amended from time to time; and

   NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its Policies, Flexible Premium Variable Annuity - C, Flexible Premium Variable Annuity - D and Flexible Premium Variable Annuity - B; and TFLIC, through its Policy, Flexible Premium Variable Annuity - E, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also hereby agreed that Schedule A to this Agreement will be amended to add the Flexible Premium Variable Annuity - C, the Flexible Premium Variable Annuity - D, the Flexible Premium Variable Annuity - B and the Flexible Premium Variable Annuity - E as additional "Policies"; and to add the Separate Account VA R, the Separate Account VA S, the Separate Account Q and the Separate Account QNY as additional "Accounts".

   IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December 1, 2003.

TRANSAMERICA LIFE INSURANCE              AEGON/TRANSAMERICA SERIES
COMPANY                                  COMPANY FUND, INC.
By its authorized officer                By its authorized officer

By:     /s/  Larry N. Norman          By:        /s/  John K. Carter
    --------------------------------         --------------------------------
    Larry N. Norman                          John K. Carter
    Title: President                         Title: Vice President, Secretary
                                                  and General Counsel

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TRANSAMERICA FINANCIAL                  PEOPLESBENEFIT LIFE INSURANCE
LIFE INSURANCE COMPANY                  COMPANY
By its authorized officer               By its authorized officer

By:     /s/ Larry N. Norman             By:     /s/  Larry N. Norman
    ----------------------------------      ---------------------------------
    Larry N. Norman                         Larry N. Norman
    Title: Vice President                   Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE            TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                       AND ANNUITY COMPANY
By its authorized officer               By its authorized officer

By:     /s/  Priscilla I. Hechler       By:     /s/  Priscilla I. Hechler
    ----------------------------------      ---------------------------------
    Priscilla I. Hechler                    Priscilla I. Hechler
    Title: Assistant Vice President         Title: Assistant Vice President
      and                                     and
    Assistant Secretary                     Assistant Secretary

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                              AMENDED SCHEDULE A
                          Effective December 1, 2003
                   Account(s), Policy(ies) and Portfolio(s)
                    Subject to the Participation Agreement

   Accounts: Separate Account VA B
             Separate Account VA BNY
             Mutual Fund Account
             Separate Account VA A
             Separate Account VA C
             Separate Account VA D
             Retirement Builder Variable Annuity Account
             Transamerica Financial Life Insurance Company Separate Account C
             Peoples Benefit Life Insurance Company Separate Account V
             Legacy Builder Variable Life Separate Account
             TFLIC Series Life Account
             TFLIC Series Annuity Account
             Transamerica Occidental Life Separate Account VUL-3
             Separate Account VA E
             Separate Account VA F
             Transamerica Occidental Life Separate Account VUL-4
             Transamerica Occidental Life Separate Account VUL-5
             Transamerica Life Insurance and Annuity Company on behalf
                    of its Separate Account VA-8
             Separate Account VA J
             Transamerica Occidental Life Separate Account VUL-6
             TA PPVUL 1
             Separate Account K
             Separate Account H
             Separate Account G
             Separate Account VA-2LNY
             Separate Account VA-2L
             Separate Account VL A
             AES Private Placement VA Separate Account
             Separate Account VA L
             Separate Account VA P
             PFL Corporate Account One
             Separate Account VA R
             Separate Account VA S
             Separate Account Q
             Separate Account QNY

   Policies: Transamerica Landmark Variable Annuity
             Transamerica Landmark NY Variable Annuity
             Atlas Portfolio Builder Variable Annuity
             Transamerica EXTRA Variable Annuity
             Transamerica Access Variable Annuity
             Retirement Income Builder II Variable Annuity
             TFLIC & Peoples--Advisor's Edge Variable Annuity
             Peoples - Advisor's Edge Select Variable Annuity
             Legacy Builder Plus
             TFLIC Financial Freedom Builder
             Transamerica Elite
             Privilege Select Variable Annuity
             Estate Enhancer Variable Life
             TransSurvivor Life Variable Universal Life
             TransMark Optimum Choice Variable Annuity
             TransUltra(R) Variable Universal Life
             TFLIC Freedom Elite Builder
             TFLIC Premier Variable Annuity

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                        AMENDED SCHEDULE A (continued)

Policies (continued):

            Immediate Income Builder II
            Premier Asset Builder Variable Annuity
            TransAccumulator VUL cv
            TFLIC Freedom Wealth Protector
            Advantage V
            Retirement Income Builder Variable Annuity
            Retirement Income Builder--BAI Variable Annuity
            Dreyfus Advisor Advantage Variable Annuity
            Dreyfus Access Advantage Variable Annuity
            Dreyfus/Transamerica Triple Advantage(up arrow) Variable Annuity (NY)
            Dreyfus/Transamerica Triple Advantage(up arrow) Variable Annuity
            Transamerica Variable Life
            Advisor's Edge Select Private Placement
            Transamerica Preferred Advantage Variable Annuity
            Flexible Premium Variable Annuity - A
            Portfolio Select Variable Annuity
            Flexible Premium Variable Annuity - B
            Flexible Premium Variable Annuity - C
            Flexible Premium Variable Annuity - D
            Flexible Premium Variable Annuity - E

Portfolios: AEGON/Transamerica Series Fund, Inc. - Each Portfolio has an Initial Class of Shares and
            a Service Class of Shares
                    AEGON Bond
                    Alger Aggressive Growth
                    Asset Allocation - Conservation Portfolio
                    Asset Allocation - Moderate Portfolio
                    Asset Allocation - Moderate Growth Portfolio
                    Asset Allocation - Moderate Growth Portfolio
                    American Century International
                    American Century Income & Growth
                    BlackRock Large Cap Value
                    BlackRock Mid Cap Growth
                    BlackRock Global Science & Technology Opportunities
                    Capital Guardian Global
                    Capital Guardian U.S. Equity
                    Capital Guardian Value
                    Clarion Real Estate Securities
                    Dreyfus Mid Cap
                    Dreyfus Small Cap Value
                    Federated Growth & Income
                    GE U.S. Equity
                    Great Companies - America /sm/
                    Great Companies - Technology /sm/
                    J.P. Morgan Enhanced Index
                    Janus Balanced
                    Janus Global
                    JanJLKCM Strategic Total Return ennison Growth us Growth
                    Marsico Growth
                    MFS High Yield
                    Munder Net50
                    PBHG/NWQ Value Select






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                        AMENDED SCHEDULE A (continued)

Portfolios:       AEGON/Transamerica Series Fund, Inc. (continued)

                          PBHG Mid Cap Growth
                          PIMCO Total Return
                          Protected Principal Stock
                          Salomon All Cap
                          Select+ Aggressive
                          Select+ Conservative
                          Select+ Growth & Income
                          Templeton Great Companies Global
                          T. Rowe Price Equity Income
                          T. Rowe Price Growth Stock
                          T. Rowe Price Small Cap
                          Third Avenue Value
                          Transamerica Equity
                          Transamerica Convertible Securities
                          Transamerica Growth Opportunities
                          Transamerica Money Market
                          Transamerica U.S. Government Securities
                          Transamerica Value Balanced
                          Van Kampen Active International Allocation
                          Van Kampen Asset Allocation
                          Van Kampen Emerging Growth